UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Weis Markets, Inc.
(Name of Registrant as Specified In Its Charter)

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WEIS MARKETS, INC.

Supplement to Notice of Annual Meeting and
Proxy Statement for Annual Meeting of Shareholders
to be held on April 23, 2015

To our Shareholders:

Weis Markets, Inc. (the "Company") will hold its annual meeting of shareholders on Thursday, April 23, 2015. At the annual meeting, among other things, shareholders are being asked to vote for the election of directors to the Board of Directors of the Company, as set forth in the proxy statement of the Company which was mailed to shareholders on or about March 12, 2015.

Subsequent to the mailing of the notice and proxy statement for the annual meeting, we were informed by Mr. Robert F. Weis, one of the nominees for election to the Board of Directors, that he will not stand for re-election at the upcoming annual meeting. Mr. Weis is currently the Chairman of the Board, and he indicated that his decision not to stand for re-election was motivated by his desire to focus on his health.

In view of this development, the Board of Directors, in accordance with the Company's Amended and Restated By-laws, reduced the size of the Board from six members to five members, effective at the annual meeting. Accordingly, only the five remaining nominees, Messrs. Jonathan H. Weis, Harold G. Graber, Edward L. Lauth III, Gerrald D. Silverman and Glenn D. Steele, Jr., will stand for re-election at the annual meeting. The Board of Directors will consider whether to add an additional director or directors after the annual meeting.

The Board has also decided to elect the current Vice Chairman of the Board and the Company's President and Chief Executive Officer, Jonathan H. Weis, to be the new Chairman of the Board provided that he is re-elected by shareholders as a member of the Board at the annual meeting. The roles of Chairman and Chief Executive Officer at the Company will no longer be separated, as currently described in the proxy statement. The Board intends to further evaluate this leadership structure in the future.

If you have already submitted your proxy, your shares will be voted with respect to the nominees for director as set forth in your proxy, other than votes with respect to Mr. Robert Weis, which will be disregarded for purposes of the election of directors at the annual meeting. If you have not already voted your shares by proxy, you may still use the original proxy card that we previously distributed.

We encourage you to return your proxy card promptly and appreciate your continued support.

By order of the Board of Directors

Harold G. Graber
Secretary

April 8, 2015
Sunbury, Pennsylvania